Exhibit 99.1 (Filed herewith)

NEWS RELEASE

Ken Golden

Director, Global Public Relations

Deere & Company

309-765-5678

Deere Reports Second-Quarter Net Income of $1.135 Billion

•	Quarterly net sales rise 5% to $10.3 billion.
•	Construction & Forestry sales and profit register strong gains.
•	Persistent uncertainty in agricultural markets weighs on outlook.
•	Full-year earnings forecast revised to $3.3 billion on sales increase of about 5%.

MOLINE, Illinois (May 17, 2019) — Deere & Company reported net income of $1.135 billion for the second quarter ended April 28, 2019, or $3.52 per share, compared with net income of $1.208 billion, or $3.67 per share, for the quarter ended April 29, 2018. For the first six months of the year, net income attributable to Deere & Company was $1.633 billion, or $5.07 per share, compared with $673.2 million, or $2.05 per share, for the same period last year.

Affecting last year’s results were charges to the provision for income taxes due to U.S. tax reform legislation (tax reform). Without these adjustments, net income attributable to Deere & Company for the second quarter and first six months of 2018 would have been $1.034 billion, or $3.14 per share, and $1.476 billion, or $4.49 per share, respectively. (Information on non-GAAP financial measures is included in the appendix.)

Worldwide net sales and revenues increased 6 percent, to $11.342 billion, for the second quarter of 2019 and rose 10 percent, to $19.326 billion, for six months. Net sales of the equipment operations were $10.273 billion for the quarter and $17.214 billion for six months, compared with $9.747 billion and $15.721 billion last year.

“John Deere produced solid results for the quarter despite uncertain conditions in the agricultural sector,” said Samuel R. Allen, chairman and chief executive officer. “Ongoing concerns about export-market access, near-term demand for commodities such as soybeans, and a delayed planting season in much of North America are causing farmers to become much more cautious about making major purchases. At the same time, overall economic conditions remain positive, a fact that along with a growing customer base has contributed to strong results from our construction and forestry business.”

Company Outlook & Summary

Company equipment sales are projected to increase by about 5 percent for fiscal 2019 compared with 2018. Included in the forecast are Wirtgen results for the full fiscal year of 2019 compared with 10 months of the prior year. This adds about 1 percent to the company’s net sales forecast for the current year. Also included in the forecast is a negative foreign-currency translation effect of about 3 percent for the year. Net sales and revenues are projected to increase about 5 percent for fiscal 2019. Net income attributable to Deere & Company is forecast to be about $3.3 billion.

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“Although the long-term fundamentals for our businesses remain favorable, softening conditions in the agricultural sector have led Deere to adopt a more cautious financial outlook for the year,” said Allen. “The lower forecast is partly a result of actions we are taking to prudently manage field inventories, which will cause production levels to be below retail sales in the second half of the year. At the same time, Deere’s long-term strategies remain on track and we are fully committed to their successful execution. We continue to expand our global customer base and are encouraged by the market’s positive response to our line-up of advanced products and services.”

Deere & Company	Second Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Net sales and revenues	$11,342	$10,720	6%	$19,326	$17,633	10%

Net income	$1,135	$1,208	-6%	$1,633	$673	143%
Fully diluted EPS	$3.52	$3.67		$5.07	$2.05

Net income – adjusted	$1,135	$1,034	10%	$1,633	$1,476	11%
Fully diluted EPS – adjusted	$3.52	$3.14		$5.07	$4.49

Results were favorably affected by $174 million in the second quarter of 2018 and unfavorably affected by $803 million for the six-month period due to discrete adjustments to the provision for income taxes related to tax reform. (Information on non-GAAP financial measures is included in the appendix.)

Equipment Operations	Second Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Net sales	$10,273	$9,747	5%	$17,214	$15,721	9%
Operating profit	$1,366	$1,315	4%	$1,943	$1,734	12%

Net income	$1,010	$1,103	-8%	$1,350	$139	871%
Tax reform unfavorable (favorable) adjustments		$(207)			$1,032
Net income without tax reform	$1,010	$896	13%	$1,350	$1,171	15%

For a discussion on net sales and operating profit results, see the Agriculture & Turf and Construction & Forestry sections below. Wirtgen results are included for the entire year-to-date period of 2019 while the prior year reflected four months of the respective period. The two additional months increased the company’s year-to-date net sales by about 3%.

Agriculture & Turf	Second Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Net sales	$7,282	$7,049	3%	$11,963	$11,292	6%
Operating profit	$1,019	$1,056	-4%	$1,367	$1,443	-5%
Operating margin	14.0%	15.0%		11.4%	12.8%

Agriculture & Turf sales for the quarter and year to date increased due to higher shipment volumes and price realization, partially offset by the unfavorable effects of currency translation. Operating profit declined for both periods mainly due to higher production costs, the unfavorable effects of foreign-currency exchange and higher research and development expenses, partially offset by price realization and higher shipment volumes.

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Construction & Forestry	Second Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Net sales	$2,991	$2,698	11%	$5,251	$4,429	19%
Operating profit	$347	$259	34%	$576	$291	98%
Operating margin	11.6%	9.6%		11.0%	6.6%

Construction & Forestry sales were up for the quarter and year to date due to higher shipment volumes and price realization, partially offset by the unfavorable effects of currency translation. Additionally, the inclusion of Wirtgen’s sales for two additional months accounted for about 9% of the increase in net sales year to date. Wirtgen’s operating profit for the second quarter and first six months was $102 million and $116 million, compared with operating profit of $41 million and an operating loss of $51 million for the corresponding periods last year. Excluding Wirtgen, the improvement in Construction & Forestry results for both periods was primarily driven by price realization and higher shipment volumes, partially offset by higher production costs and a less-favorable product mix.

Financial Services	Second Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Net income	$121	$104	16%	$275	$529	-48%
Tax reform unfavorable (favorable) adjustments		$33			$(229)
Net income without tax reform	$121	$137	-12%	$275	$300	-8%

Excluding last year’s tax-reform adjustment, the decrease in financial services net income for the quarter and first six months was due to unfavorable financing spreads and a higher provision for credit losses, partially offset by income earned on a higher average portfolio.

Market Conditions and Outlook (annual)
$ in millions
Agriculture & Turf	Net Sales	2%	Currency Translation	-3%
Construction & Forestry	Net Sales	11%	Currency Translation	-2%

John Deere Financial	Net Income	$ 600

Agriculture & Turf. Industry sales of agricultural equipment in the U.S. and Canada are forecast to be flat to up 5 percent for the full year, while industry sales in the EU28 member nations are forecast to be about flat. South American industry sales of tractors and combines are projected to be flat to up 5 percent benefiting from strength in Brazil. Asian sales are forecast to be flat to down slightly. Industry sales of turf and utility equipment in the U.S. and Canada are expected to be flat to up 5 percent for 2019.

Construction & Forestry. The Construction & Forestry forecast includes a full year of Wirtgen sales, versus 10 months in fiscal 2018, with the two additional months adding about 4 percent to division sales for the year. The outlook reflects generally positive fundamentals and economic growth worldwide. In forestry, global industry sales are expected to be flat to up 5 percent mainly as a result of improved demand in EU28 countries and Russia.

Financial Services. Results are expected to benefit from a higher average portfolio, offset by a higher provision for credit losses, less-favorable financing spreads, and higher selling and administrative expenses. Financial services net income for 2018 of $942 million included a tax benefit related to tax reform of $341 million. Excluding the tax benefit, net income for 2018 would have been $601 million.

Deere Announces Second-Quarter Earnings	7

John Deere Capital Corporation

The following is disclosed on behalf of the company’s financial services subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market.

	Second Quarter			Year to Date
$ in millions	2019	2018	% Change	2019	2018	% Change
Revenue	$703	$617	14%	$1,364	$1,203	13%
Net income	$84	$119	-29%	$206	$519	-60%

Ending portfolio balance				$37,747	$34,535	9%

Prior-year results for the second quarter and year to date included a favorable provision for income taxes associated with tax reform. Results for the current quarter and first six months included a less-favorable financing spread and higher provision for credit losses, partially offset by income from a higher average portfolio.

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APPENDIX

DEERE & COMPANY

SUPPLEMENTAL STATEMENT OF CONSOLIDATED INCOME INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Millions, except per-share amounts)

(Unaudited)

In addition to reporting financial results in conformity with accounting principles generally accepted in the United States (GAAP), the company also discusses non-GAAP measures that exclude adjustments related to tax reform. Net income attributable to Deere & Company and diluted earnings per share measures that exclude this item are not in accordance with nor a substitute for GAAP measures. The company believes that discussion of results excluding this item provides a useful analysis of ongoing operating trends.

The table below provides a reconciliation of the non-GAAP financial measure with the most directly comparable GAAP financial measure for the three months and six months ended April 29, 2018.

	Three Months Ended		Six Months Ended
	April 29, 2018		April 29, 2018
	Net Income		Net Income
	Attributable to	Diluted	Attributable to	Diluted
	Deere &	Earnings	Deere &	Earnings
	Company	Per Share	Company	Per Share
GAAP measure	$1,208.3	$3.67	$673.2	$2.05
Discrete tax reform expense (benefit)	(174.3)	(.53)	802.9	2.44
Non-GAAP measure	$1,034.0	$3.14	$1,476.1	$4.49

Deere Announces Second-Quarter Earnings	9

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  Statements under “Company Outlook & Summary,” “Market Conditions & Outlook,” and other forward-looking statements herein that relate to future events, expectations, and trends involve factors that are subject to change, and risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the company’s businesses.

The company’s agricultural equipment business is subject to a number of uncertainties including the factors that affect farmers’ confidence and financial condition.  These factors include demand for agricultural products, world grain stocks, weather conditions, soil conditions, harvest yields, prices for commodities and livestock, crop and livestock production expenses, availability of transport for crops, trade restrictions and tariffs, global trade agreements (e.g., the North American Free Trade Agreement), the level of farm product exports (including concerns about genetically modified organisms), the growth and sustainability of non-food uses for some crops (including ethanol and biodiesel production), real estate values, available acreage for farming, the land ownership policies of governments, changes in government farm programs and policies, international reaction to such programs, changes in and effects of crop insurance programs, changes in environmental regulations and their impact on farming practices, animal diseases (e.g., African swine fever) and their effects on poultry, beef and pork consumption and prices and on livestock feed demand, and crop pests and diseases.

Factors affecting the outlook for the company’s turf and utility equipment include consumer confidence, weather conditions, customer profitability, labor supply, consumer borrowing patterns, consumer purchasing preferences, housing starts and supply, infrastructure investment, spending by municipalities and golf courses, and consumable input costs.

Consumer spending patterns, real estate and housing prices, the number of housing starts, interest rates and the levels of public and non-residential construction are important to sales and results of the company’s construction and forestry equipment.  Prices for pulp, paper, lumber and structural panels are important to sales of forestry equipment.

All of the company’s businesses and its results are affected by general economic conditions in the global markets and industries in which the company operates; customer confidence in general economic conditions; government spending and taxing; foreign currency exchange rates and their volatility, especially fluctuations in the value of the U.S. dollar; interest rates; inflation and deflation rates; changes in weather patterns; the political and social stability of the global markets in which the company operates; the effects of, or response to, terrorism and security threats; wars and other conflicts; natural disasters; and the spread of major epidemics.

Significant changes in market liquidity conditions, changes in the company’s credit ratings and any failure to comply with financial covenants in credit agreements could impact access to funding and funding costs, which could reduce the company’s earnings and cash flows.  Financial market conditions could also negatively impact customer access to capital for purchases of the company’s products and customer confidence and purchase decisions, borrowing and repayment practices, and the number and size of customer loan delinquencies and defaults.  A debt crisis, in Europe or elsewhere, could negatively impact currencies, global financial markets, social and political stability, funding sources and costs, asset and obligation values, customers, suppliers, demand for equipment, and company operations and results.  The company’s investment management activities could be impaired by changes in the equity, bond and other financial markets, which would negatively affect earnings.

The anticipated withdrawal of the United Kingdom from the European Union and the perceptions as to the impact of the withdrawal may adversely affect business activity, political stability and economic conditions in the United Kingdom, the European Union and elsewhere. The economic conditions and outlook could be further adversely affected by (i) the uncertainty concerning the timing and terms of the exit, (ii) new or modified trading arrangements between the United Kingdom and other countries, (iii) the risk that one or more other European Union countries could come under increasing pressure to leave the European Union, or (iv) the risk that the euro as the single currency of the Eurozone could cease to exist. Any of these developments, or the perception that any of these developments are likely to occur, could affect

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economic growth or business activity in the United Kingdom or the European Union, and could result in the relocation of businesses, cause business interruptions, lead to economic recession or depression, and impact the stability of the financial markets, availability of credit, currency exchange rates, interest rates, financial institutions, and political, financial and monetary systems. Any of these developments could affect our businesses, liquidity, results of operations and financial position.

Additional factors that could materially affect the company’s operations, access to capital, expenses and results include changes in, uncertainty surrounding and the impact of governmental trade, banking, monetary and fiscal policies, including financial regulatory reform and its effects on the consumer finance industry, derivatives, funding costs and other areas, and governmental programs, policies, tariffs and sanctions in particular jurisdictions or for the benefit of certain industries or sectors; retaliatory actions to such changes in trade, banking, monetary and fiscal policies; actions by central banks; actions by financial and securities regulators; actions by environmental, health and safety regulatory agencies, including those related to engine emissions, carbon and other greenhouse gas emissions, noise and the effects of climate change; changes to GPS radio frequency bands or their permitted uses; changes in labor and immigration regulations; changes to accounting standards; changes in tax rates, estimates, laws and regulations and company actions related thereto; changes to and compliance with privacy regulations; compliance with U.S. and foreign laws when expanding to new markets and otherwise; and actions by other regulatory bodies.

Other factors that could materially affect results include production, design and technological innovations and difficulties, including capacity and supply constraints and prices; the loss of or challenges to intellectual property rights whether through theft, infringement, counterfeiting or otherwise; the availability and prices of strategically sourced materials, components and whole goods; delays or disruptions in the company’s supply chain or the loss of liquidity by suppliers; disruptions of infrastructures that support communications, operations or distribution; the failure of suppliers or the company to comply with laws, regulations and company policy pertaining to employment, human rights, health, safety, the environment, anti-corruption, privacy and data protection and other ethical business practices; events that damage the company’s reputation or brand; significant investigations, claims, lawsuits or other legal proceedings; start-up of new plants and products; the success of new product initiatives; changes in customer product preferences and sales mix; gaps or limitations in rural broadband coverage, capacity and speed needed to support technology solutions; oil and energy prices, supplies and volatility; the availability and cost of freight; actions of competitors in the various industries in which the company competes, particularly price discounting; dealer practices especially as to levels of new and used field inventories; changes in demand and pricing for used equipment and resulting impacts on lease residual values; labor relations and contracts; changes in the ability to attract, train and retain qualified personnel; acquisitions and divestitures of businesses; greater than anticipated transaction costs; the integration of new businesses; the failure or delay in closing or realizing anticipated benefits of acquisitions, joint ventures or divestitures; the implementation of organizational changes; the failure to realize anticipated savings or benefits of cost reduction, productivity, or efficiency efforts; difficulties related to the conversion and implementation of enterprise resource planning systems; security breaches, cybersecurity attacks, technology failures and other disruptions to the company’s and suppliers’ information technology infrastructure; changes in company declared dividends and common stock issuances and repurchases; changes in the level and funding of employee retirement benefits; changes in market values of investment assets, compensation, retirement, discount and mortality rates which impact retirement benefit costs; and significant changes in health care costs.

The liquidity and ongoing profitability of John Deere Capital Corporation and other credit subsidiaries depend largely on timely access to capital in order to meet future cash flow requirements, and to fund operations, costs, and purchases of the company’s products.  If general economic conditions deteriorate or capital markets become more volatile, funding could be unavailable or insufficient.  Additionally, customer confidence levels may result in declines in credit applications and increases in delinquencies and default rates, which could materially impact write-offs and provisions for credit losses.

The company’s outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies.  Such estimates and data are often revised.  The company, except as required by law, undertakes no obligation to update or revise its outlook, whether as a result of new developments or otherwise.  Further information concerning the

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company and its businesses, including factors that could materially affect the company’s financial results, is included in the company’s other filings with the SEC (including, but not limited to, the factors discussed in Item 1A. Risk Factors of the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q).

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Second Quarter 2019 Press Release

(in millions of dollars)

Unaudited

	Three Months Ended			Six Months Ended
	April 28	April 29%		April 28	April 29%
	2019	2018	Change	2019	2018	Change
Net sales and revenues:
Agriculture and turf	$7,282	$7,049	+3	$11,963	$11,292	+6
Construction and forestry	2,991	2,698	+11	5,251	4,429	+19
Total net sales	10,273	9,747	+5	17,214	15,721	+9
Financial services	886	795	+11	1,741	1,572	+11
Other revenues	183	178	+3	371	340	+9
Total net sales and revenues	$11,342	$10,720	+6	$19,326	$17,633	+10

Operating profit: *
Agriculture and turf	$1,019	$1,056	-4	$1,367	$1,443	-5
Construction and forestry	347	259	+34	576	291	+98
Financial services	170	179	-5	362	396	-9
Total operating profit	1,536	1,494	+3	2,305	2,130	+8
Reconciling items **	(57)	(109)	-48	(144)	(222)	-35
Income taxes	(344)	(177)	+94	(528)	(1,235)	-57
Net income attributable to Deere & Company	$1,135	$1,208	-6	$1,633	$673	+143

*       Operating profit is income from continuing operations before corporate expenses, certain external interest expense, certain foreign exchange gains and losses, and income taxes. Operating profit of the financial services segment includes the effect of interest expense and foreign exchange gains or losses.

**     Reconciling items are primarily corporate expenses, certain external interest expense, certain foreign exchange gains and losses, pension and postretirement benefit costs excluding the service cost component, and net income attributable to noncontrolling interests.

13

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Three Months Ended April 28, 2019 and April 29, 2018

(In millions of dollars and shares except per share amounts) Unaudited

	2019	2018
Net Sales and Revenues
Net sales	$10,272.8	$9,747.0
Finance and interest income	837.8	753.9
Other income	231.8	219.1
Total	11,342.4	10,720.0

Costs and Expenses
Cost of sales	7,754.7	7,333.3
Research and development expenses	457.1	415.2
Selling, administrative and general expenses	946.9	939.2
Interest expense	350.8	303.7
Other operating expenses	359.5	344.9
Total	9,869.0	9,336.3

Income of Consolidated Group before Income Taxes	1,473.4	1,383.7
Provision for income taxes	343.5	177.1
Income of Consolidated Group	1,129.9	1,206.6
Equity in income of unconsolidated affiliates	6.4	3.1
Net Income	1,136.3	1,209.7
Less: Net income attributable to noncontrolling interests	1.4	1.4
Net Income Attributable to Deere & Company	$1,134.9	$1,208.3

Per Share Data
Basic	$3.57	$3.73
Diluted	$3.52	$3.67

Average Shares Outstanding
Basic	317.9	324.2
Diluted	322.2	329.2

See Condensed Notes to Interim Consolidated Financial Statements.

14

DEERE & COMPANY

STATEMENT OF CONSOLIDATED INCOME

For the Six Months Ended April 28, 2019 and April 29, 2018

(In millions of dollars and shares except per share amounts) Unaudited

	2019	2018
Net Sales and Revenues
Net sales	$17,213.7	$15,721.0
Finance and interest income	1,652.7	1,476.8
Other income	459.6	435.7
Total	19,326.0	17,633.5

Costs and Expenses
Cost of sales	13,186.3	12,037.8
Research and development expenses	863.8	772.0
Selling, administrative and general expenses	1,710.6	1,644.3
Interest expense	703.8	590.0
Other operating expenses	710.9	687.8
Total	17,175.4	15,731.9

Income of Consolidated Group before Income Taxes	2,150.6	1,901.6
Provision for income taxes	527.5	1,234.7
Income of Consolidated Group	1,623.1	666.9
Equity in income of unconsolidated affiliates	12.8	8.0
Net Income	1,635.9	674.9
Less: Net income attributable to noncontrolling interests	2.5	1.7
Net Income Attributable to Deere & Company	$1,633.4	$673.2

Per Share Data
Basic	$5.13	$2.08
Diluted	$5.07	$2.05

Average Shares Outstanding
Basic	318.1	323.4
Diluted	322.4	328.4

See Condensed Notes to Interim Consolidated Financial Statements.

15

DEERE & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions of dollars) Unaudited

	April 28	October 28	April 29
	2019	2018	2018
Assets
Cash and cash equivalents	$3,483.7	$3,904.0	$4,201.4
Marketable securities	545.1	490.1	479.3
Receivables from unconsolidated affiliates	34.1	21.7	34.3
Trade accounts and notes receivable - net	7,519.3	5,004.3	6,511.1
Financing receivables - net	25,870.3	27,054.1	24,275.5
Financing receivables securitized - net	4,813.6	4,021.4	4,436.3
Other receivables	1,477.7	1,735.5	1,398.2
Equipment on operating leases - net	7,039.9	7,165.4	6,723.1
Inventories	7,160.9	6,148.9	6,888.9
Property and equipment - net	5,757.1	5,867.5	5,742.9
Investments in unconsolidated affiliates	234.8	207.3	202.1
Goodwill	3,024.9	3,100.7	3,188.7
Other intangible assets - net	1,475.9	1,562.4	1,692.2
Retirement benefits	1,382.7	1,298.3	617.9
Deferred income taxes	1,038.9	808.0	1,718.5
Other assets	1,870.7	1,718.4	1,762.6
Total Assets	$72,729.6	$70,108.0	$69,873.0

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$11,761.8	$11,061.4	$10,894.6
Short-term securitization borrowings	4,702.2	3,957.3	4,401.1
Payables to unconsolidated affiliates	199.5	128.9	145.7
Accounts payable and accrued expenses	9,625.8	10,111.0	9,789.6
Deferred income taxes	513.5	555.8	562.7
Long-term borrowings	28,255.4	27,237.4	26,278.6
Retirement benefits and other liabilities	5,733.1	5,751.0	7,366.1
Total liabilities	60,791.3	58,802.8	59,438.4

Redeemable noncontrolling interest	14.3	14.0	14.6

Stockholders’ Equity
Total Deere & Company stockholders’ equity	11,919.5	11,287.8	10,410.3
Noncontrolling interests	4.5	3.4	9.7
Total stockholders’ equity	11,924.0	11,291.2	10,420.0
Total Liabilities and Stockholders’ Equity	$72,729.6	$70,108.0	$69,873.0

See Condensed Notes to Interim Consolidated Financial Statements.

16

DEERE & COMPANY

STATEMENT OF CONSOLIDATED CASH FLOWS

For the Six Months Ended April 28, 2019 and April 29, 2018

(In millions of dollars) Unaudited

	2019	2018
Cash Flows from Operating Activities
Net income	$1,635.9	$674.9
Adjustments to reconcile net income to net cash used for operating activities:
Provision for credit losses	36.6	26.8
Provision for depreciation and amortization	1,016.5	950.8
Share-based compensation expense	44.4	39.8
Gain on sales of businesses		(13.2)
Undistributed earnings of unconsolidated affiliates	(8.6)	(4.5)
Provision (credit) for deferred income taxes	(282.2)	604.3
Changes in assets and liabilities:
Trade, notes, and financing receivables related to sales	(2,731.3)	(2,094.1)
Inventories	(1,394.3)	(1,796.8)
Accounts payable and accrued expenses	(66.4)	306.9
Accrued income taxes payable/receivable	157.0	153.0
Retirement benefits	20.3	67.6
Other	77.3	(135.6)
Net cash used for operating activities	(1,494.8)	(1,220.1)

Cash Flows from Investing Activities
Collections of receivables (excluding receivables related to sales)	9,175.3	8,780.9
Proceeds from maturities and sales of marketable securities	30.3	23.8
Proceeds from sales of equipment on operating leases	823.4	748.6
Proceeds from sales of businesses, net of cash sold		55.0
Cost of receivables acquired (excluding receivables related to sales)	(8,886.7)	(8,181.2)
Acquisitions of businesses, net of cash acquired		(5,171.1)
Purchases of marketable securities	(59.6)	(62.8)
Purchases of property and equipment	(490.9)	(352.2)
Cost of equipment on operating leases acquired	(924.1)	(926.5)
Other	(39.9)	(73.2)
Net cash used for investing activities	(372.2)	(5,158.7)

Cash Flows from Financing Activities
Increase in total short-term borrowings	1,570.4	199.1
Proceeds from long-term borrowings	4,232.2	4,077.7
Payments of long-term borrowings	(3,426.8)	(2,888.7)
Proceeds from issuance of common stock	94.7	198.6
Repurchases of common stock	(480.4)	(60.6)
Dividends paid	(462.3)	(386.9)
Other	(55.6)	(43.9)
Net cash provided by financing activities	1,472.2	1,095.3

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(34.8)	145.9

Net Decrease in Cash, Cash Equivalents, and Restricted Cash	(429.6)	(5,137.6)
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	4,015.3	9,466.8
Cash, Cash Equivalents, and Restricted Cash at End of Period	$3,585.7	$4,329.2

See Condensed Notes to Interim Consolidated Financial Statements.

17

Condensed Notes to Interim Consolidated Financial Statements (Unaudited)

(1)	Dividends declared and paid on a per share basis were as follows:

	Three Months Ended		Six Months Ended
	April 28	April 29	April 28	April 29
	2019	2018	2019	2018

Dividends declared	$.76	$.60	$1.52	$1.20
Dividends paid	$.76	$.60	$1.45	$1.20

(2)

The calculation of basic net income per share is based on the average number of shares outstanding. The calculation of diluted net income per share recognizes any dilutive effect of share-based compensation.

(3)

In the first quarter of 2019, the Company adopted Financial Accounting Standards Board Accounting Standards Update (ASU) No. 2016-18, which amends ASC 230, Statement of Cash Flows. The ASU requires that restricted cash be included with cash and cash equivalents in the statement of cash flows. The ASU was adopted on a retrospective basis. As a result, the 2018 consolidated statement of cash flows was updated to add $132 million and $128 million of restricted cash in the beginning period and ending period balances, respectively. The 2018 supplemental consolidating statement of cash flows was updated to add $6 million and $8 million of restricted cash in the equipment operations’ beginning and ending period balances, respectively, and $126 million and $120 million in the financial services’ beginning and ending period balances, respectively. The equipment operations’ restricted cash at October 28, 2018 and April 28, 2019 was $7 million and $10 million, respectively. The financial services’ restricted cash for the same periods was $104 million and $92 million, respectively.

(4)

The consolidated financial statements represent the consolidation of all Deere & Company’s subsidiaries. In the supplemental consolidating data in Note 5 to the financial statements, “Equipment Operations” include the Company’s agriculture and turf operations and construction and forestry operations with “Financial Services” reflected on the equity basis.

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(5) SUPPLEMENTAL CONSOLIDATING DATA

STATEMENT OF INCOME

For the Three Months Ended April 28, 2019 and April 29, 2018

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2019	2018	2019	2018
Net Sales and Revenues
Net sales	$10,272.8	$9,747.0
Finance and interest income	25.1	27.8	$909.7	$812.5
Other income	213.6	202.9	72.4	64.9
Total	10,511.5	9,977.7	982.1	877.4

Costs and Expenses
Cost of sales	7,755.1	7,333.8
Research and development expenses	457.1	415.2
Selling, administrative and general expenses	795.2	799.5	153.6	141.5
Interest expense	43.5	78.2	311.7	231.2
Interest compensation to Financial Services	92.4	80.6
Other operating expenses	67.1	66.7	344.5	324.7
Total	9,210.4	8,774.0	809.8	697.4

Income of Consolidated Group before Income Taxes	1,301.1	1,203.7	172.3	180.0
Provision for income taxes	291.4	100.8	52.1	76.3
Income of Consolidated Group	1,009.7	1,102.9	120.2	103.7

Equity in Income of Unconsolidated Subsidiaries and Affiliates
Financial Services	120.7	104.1	.5	.4
Other	5.9	2.7
Total	126.6	106.8	.5	.4
Net Income	1,136.3	1,209.7	120.7	104.1
Less: Net income attributable to noncontrolling interests	1.4	1.4
Net Income Attributable to Deere & Company	$1,134.9	$1,208.3	$120.7	$104.1

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

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SUPPLEMENTAL CONSOLIDATING DATA (Continued)
STATEMENT OF INCOME

For the Six Months Ended April 28, 2019 and April 29, 2018

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2019	2018	2019	2018
Net Sales and Revenues
Net sales	$17,213.7	$15,721.0
Finance and interest income	48.5	39.4	$1,775.9	$1,589.4
Other income	428.5	399.3	132.9	127.7
Total	17,690.7	16,159.7	1,908.8	1,717.1

Costs and Expenses
Cost of sales	13,187.2	12,038.8
Research and development expenses	863.8	772.0
Selling, administrative and general expenses	1,439.7	1,390.2	274.9	257.7
Interest expense	115.0	174.2	598.8	425.3
Interest compensation to Financial Services	161.5	142.2
Other operating expenses	138.5	138.9	669.5	635.9
Total	15,905.7	14,656.3	1,543.2	1,318.9

Income of Consolidated Group before Income Taxes	1,785.0	1,503.4	365.6	398.2
Provision (credit) for income taxes	435.5	1,364.7	92.0	(130.0)
Income of Consolidated Group	1,349.5	138.7	273.6	528.2

Equity in Income of Unconsolidated Subsidiaries and Affiliates
Financial Services	274.6	529.4	1.0	1.2
Other	11.8	6.8
Total	286.4	536.2	1.0	1.2
Net Income	1,635.9	674.9	274.6	529.4
Less: Net income attributable to noncontrolling interests	2.5	1.7
Net Income Attributable to Deere & Company	$1,633.4	$673.2	$274.6	$529.4

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

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SUPPLEMENTAL CONSOLIDATING DATA (Continued)

CONDENSED BALANCE SHEET

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*			FINANCIAL SERVICES
	April 28	October 28	April 29	April 28	October 28	April 29
	2019	2018	2018	2019	2018	2018
Assets
Cash and cash equivalents	$2,893.4	$3,194.8	$2,988.9	$590.3	$709.2	$1,212.5
Marketable securities	6.9	8.2	16.9	538.2	481.9	462.4
Receivables from unconsolidated subsidiaries and affiliates	1,091.6	1,700.4	1,668.0
Trade accounts and notes receivable - net	1,607.8	1,373.7	1,515.9	7,554.2	4,906.4	6,436.0
Financing receivables - net	101.8	93.1	75.7	25,768.5	26,961.0	24,199.8
Financing receivables securitized - net	58.9	76.1	113.1	4,754.7	3,945.3	4,323.2
Other receivables	1,325.3	1,009.7	1,273.3	166.2	775.7	190.1
Equipment on operating leases - net				7,039.9	7,165.4	6,723.1
Inventories	7,160.9	6,148.9	6,888.9
Property and equipment - net	5,711.9	5,820.6	5,696.0	45.2	46.9	46.9
Investments in unconsolidated subsidiaries and affiliates	5,186.8	5,231.2	4,915.9	15.6	15.2	15.3
Goodwill	3,024.9	3,100.7	3,188.7
Other intangible assets - net	1,475.9	1,562.4	1,692.2
Retirement benefits	1,325.3	1,241.5	617.9	57.4	56.8	15.0
Deferred income taxes	1,574.9	1,502.6	2,065.5	72.8	69.4	76.4
Other assets	1,235.1	1,132.8	1,186.3	636.7	587.1	577.3
Total Assets	$33,781.4	$33,196.7	$33,903.2	$47,239.7	$45,720.3	$44,278.0

Liabilities and Stockholders’ Equity

Liabilities
Short-term borrowings	$1,336.9	$1,434.0	$659.1	$10,424.9	$9,627.4	$10,235.5
Short-term securitization borrowings	58.3	75.6	113.2	4,643.9	3,881.7	4,287.9
Payables to unconsolidated subsidiaries and affiliates	199.5	128.9	145.7	1,057.5	1,678.7	1,633.7
Accounts payable and accrued expenses	9,470.7	9,382.5	9,265.7	1,812.6	2,055.7	2,030.8
Deferred income taxes	460.9	496.8	462.9	661.5	823.0	523.2
Long-term borrowings	4,678.8	4,713.9	5,536.5	23,576.6	22,523.5	20,742.1
Retirement benefits and other liabilities	5,638.0	5,659.8	7,285.5	95.1	91.2	95.6
Total liabilities	21,843.1	21,891.5	23,468.6	42,272.1	40,681.2	39,548.8

Redeemable noncontrolling interest	14.3	14.0	14.6

Stockholders’ Equity
Total Deere & Company stockholders’ equity	11,919.5	11,287.8	10,410.3	4,967.6	5,039.1	4,729.2
Noncontrolling interests	4.5	3.4	9.7
Total stockholders’ equity	11,924.0	11,291.2	10,420.0	4,967.6	5,039.1	4,729.2
Total Liabilities and Stockholders’ Equity	$33,781.4	$33,196.7	$33,903.2	$47,239.7	$45,720.3	$44,278.0

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

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SUPPLEMENTAL CONSOLIDATING DATA (Continued)

STATEMENT OF CASH FLOWS

For the Six Months Ended April 28, 2019 and April 29, 2018

(In millions of dollars) Unaudited	EQUIPMENT OPERATIONS*		FINANCIAL SERVICES
	2019	2018	2019	2018
Cash Flows from Operating Activities
Net income	$1,635.9	$674.9	$274.6	$529.4
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	4.5	9.2	32.1	17.6
Provision for depreciation and amortization	525.2	483.8	557.3	529.3
Gain on sales of businesses		(13.2)
Undistributed earnings of unconsolidated subsidiaries and affiliates	29.8	(93.8)	(.8)	(1.0)
Provision (credit) for deferred income taxes	(117.7)	934.5	(164.5)	(330.2)
Changes in assets and liabilities:
Trade receivables and Equipment Operations' financing receivables	(271.1)	(188.5)
Inventories	(1,086.2)	(1,439.5)
Accounts payable and accrued expenses	247.4	578.0	53.0	84.2
Accrued income taxes payable/receivable	(344.1)	147.4	501.1	5.6
Retirement benefits	16.6	62.7	3.7	4.9
Other	67.7	(104.5)	99.6	71.9
Net cash provided by operating activities	708.0	1,051.0	1,356.1	911.7

Cash Flows from Investing Activities
Collections of receivables (excluding trade and wholesale)			9,893.7	9,486.7
Proceeds from maturities and sales of marketable securities	5.3	3.6	25.0	20.2
Proceeds from sales of equipment on operating leases			823.4	748.6
Proceeds from sales of businesses, net of cash sold		55.0
Cost of receivables acquired (excluding trade and wholesale)			(9,422.9)	(8,918.8)
Acquisitions of businesses, net of cash acquired		(5,171.1)
Purchases of marketable securities	(2.0)		(57.6)	(62.8)
Purchases of property and equipment	(489.9)	(351.6)	(1.0)	(.6)
Cost of equipment on operating leases acquired			(1,340.5)	(1,409.3)
Increase in trade and wholesale receivables			(3,028.1)	(2,293.8)
Other	(51.3)	44.2	19.5	(52.6)
Net cash used for investing activities	(537.9)	(5,419.9)	(3,088.5)	(2,482.4)

Cash Flows from Financing Activities
Increase (decrease) in total short-term borrowings	(130.7)	(67.1)	1,701.1	266.2
Change in intercompany receivables/payables	610.8	(641.6)	(610.8)	641.6
Proceeds from long-term borrowings	120.3	107.1	4,111.9	3,970.6
Payments of long-term borrowings	(157.5)	(85.3)	(3,269.3)	(2,803.4)
Proceeds from issuance of common stock	94.7	198.6
Repurchases of common stock	(480.4)	(60.6)
Dividends paid	(462.3)	(386.9)	(312.2)	(439.1)
Other	(36.1)	(25.5)	(12.1)	(18.5)
Net cash provided by (used for) financing activities	(441.2)	(961.3)	1,608.6	1,617.4

Effect of Exchange Rate Changes on Cash, Cash Equivalents, and Restricted Cash	(26.9)	152.3	(7.9)	(6.4)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(298.0)	(5,177.9)	(131.7)	40.3
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	3,201.8	8,174.4	813.5	1,292.4
Cash, Cash Equivalents, and Restricted Cash at End of Period	$2,903.8	$2,996.5	$681.8	$1,332.7

* Deere & Company with Financial Services on the equity basis.

The supplemental consolidating data is presented for informational purposes. Transactions between the “Equipment Operations” and “Financial Services” have been eliminated to arrive at the consolidated financial statements.

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